UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

MEDIA SCIENCES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 8.01  Other Events

The Company has scheduled its annual meeting of stockholders for December 18, 2008. The record date for the annual meeting is November 10, 2008.

The scheduled date of this year’s annual meeting constitutes a change of more than 30 days from the anniversary of last year’s annual meeting, which was held on February 13, 2008. As a result, in accordance with rules promulgated under the Securities Exchange Act of 1934, as amended, the Company has extended the deadline for submitting stockholder proposals pursuant to Rule 14a-8 for inclusion in the proxy statement and for submitting non-Rule 14a-8 stockholder proposals for presentation at the annual meeting. In last year’s proxy statement, the Company requested that stockholder proposals be delivered by August 31, 2008. The Company did not receive any stockholder proposals in connection with this year’s annual meeting by August 31, 2008 or subsequently through October 14, 2008. The new deadline is the close of business on October 22, 2008.

Stockholder proposals should be delivered to the Company’s executive offices at the following address: Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436, Attention: Corporate Secretary. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals will also need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: October 15, 2008	By: /s/ Kevan D. Bloomgren
Kevan D. Bloomgren
Chief Financial Officer

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